Exhibit 5.1

[Letterhead of Moore & Van Allen PLLC]

August 19, 2021

Nucor Corporation

1915 Rexford Road

Charlotte, North Carolina 28211

Re:	Nucor Corporation – Registration Statement on Form S-4 under the Securities Act of 1933, as amended

Ladies and Gentlemen:

We have acted as counsel to Nucor Corporation, a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-4 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer by the Company to exchange an aggregate principal amount of up to $439,312,000 of the Company’s outstanding 2.979% Notes due 2055 (the “Existing Notes”) for a like principal amount of the Company’s registered 2.979% Notes due 2055 (the “New Notes”). The Existing Notes were issued, and the New Notes will be issued, under an indenture, dated as of August 19, 2014, as amended or supplemented by a first supplemental indenture, dated as of April 26, 2018, a second supplemental indenture, dated as of May 22, 2020, and a third supplemental indenture, dated as of December 7, 2020, in each case, between the Company and U.S. Bank National Association, as trustee (the “Trustee”) (together, the “Indenture”).

In connection with this opinion letter, we have (i) investigated such questions of law; (ii) examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, documents and records of the Company (including, without limitation, the Indenture, the Restated Certificate of Incorporation and the Bylaws of the Company, as amended and restated through the date hereof) and certificates of public officials; and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of the opinions hereafter expressed. In all such investigations and examinations and for purposes of rendering these opinions, we have assumed the legal capacity and competency of all natural persons executing documents and certificates submitted to us, the genuineness of all signatures, the authenticity of original and certified documents submitted to us, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies and that any certificate or document upon which we have relied and which was given or dated earlier than the date of this opinion letter continues to remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy and completeness of, statements contained in the Indenture and any other documents executed, delivered or entered into in connection with the Registration Statement and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Company and others and assumed compliance on the part of all parties to the Indenture with their covenants and agreements contained therein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part, except to the extent otherwise expressly stated, and we express no opinion with respect to the accuracy of such assumptions or items relied upon.

Nucor Corporation

August 19, 2021

In connection with this opinion letter, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective, no stop order suspending the effectiveness of the Registration Statement or preventing the use of any prospectus or prospectus supplement has been or will be issued and no proceedings for that purpose have been or will be instituted or threatened by the SEC; (ii) the Indenture has been and will remain qualified under the Trust Indenture Act of 1939, as amended; (iii) the New Notes will be issued and delivered in compliance with applicable federal and state securities laws in exchange for the Existing Notes and in the manner stated in the Registration Statement; (iv) the New Notes will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us and in accordance with the provisions of the Indenture; (v) the New Notes will be duly authenticated by the Trustee in the manner provided in the Indenture; (vi) each person who signed the Indenture had, and each person who will sign the New Notes will have, the legal capacity and authority to do so and the Indenture has been duly authorized, executed and delivered by the parties thereto; and (vii) the Indenture constitutes the valid and legally binding obligation of the Trustee.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the New Notes, when issued by the Company, will be validly authorized and issued and will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed herein are limited to matters governed by the laws of the States of North Carolina and New York and the General Corporation Law of the State of Delaware other than any case law thereunder, each as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. We do not find it necessary for purposes of this opinion letter, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offer and sale of the New Notes.

We express no opinion as to:

(i) the legality, validity, binding effect or enforceability of any provision of the Indenture or the New Notes relating to indemnification or contribution or exculpation;

(ii) the legality, validity, binding effect or enforceability of any provision of the Indenture or the New Notes intended to act as a savings clause;

(iii) any right of set-off; or

(iv) the legality, validity, binding effect or enforceability of any provision of the Indenture or the New Notes:

(A) relating to forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York;

Nucor Corporation

August 19, 2021

(B) specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement or instrument; or

(C) purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.

The opinions expressed herein are subject to the following:

(i) bankruptcy, insolvency, reorganization, moratorium (or related judicial doctrines) and other laws now or hereafter in effect affecting creditors’ rights and remedies generally;

(ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law;

(iii) the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally; and

(iv) the qualification that certain provisions of the Indenture or the New Notes or any other instruments defining the rights of holders thereof may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity as against the Company of the Indenture or the New Notes or any other instruments defining the rights of holders thereof as a whole, and the Indenture or the New Notes or any other instruments defining the rights of holders thereof and the laws of the State of New York contain adequate provisions for enforcing payment of the obligations governed thereby, subject to the other qualifications contained in this opinion letter.

The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this opinion letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein or for any other reason. No opinion may be inferred or implied beyond the matters expressly contained herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of such persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ MOORE & VAN ALLEN PLLC

MOORE & VAN ALLEN PLLC